EXHIBIT 23.3



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to Albertson's, Inc. of our report dated June 23, 1999, with respect to the financial statements of American Stores Retirement Estates included in its Annual Report (Form 11-K) for the year ended December 31, 1998 filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP



Salt Lake City, Utah

June 25, 1999